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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

                          Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
                        [ ] Preliminary Proxy Statement
     [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
                                  14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                      [ ] Definitive Additional Materials
             [X] Soliciting Material Pursuant to Section 240.14a-12

                                META Group, Inc.
                (Name of Registrant as Specified In Its Charter)
                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):
                              [X] No fee required.
       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                                   and 0-11.


(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

Filed by META Group, Inc. Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934


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Subject Company: META Group, Inc. Commission File No. 0-27280
On January 31, 2005, META Group, Inc. issued the following press release:


                           [Letterhead of Meta Group]



Contacts:  Carrie Kalish
           Cubitt Jacobs & Prosek
           (212) 279-3115 ext. 202
           carrie@cjpcom.com


  META Group Announces Early Termination of Hart-Scott-Rodino Waiting Period in
       Connection With Planned Acquisition of Meta Group by Gartner, Inc.

STAMFORD, Conn. (January 31, 2005) --- META Group, Inc. (Nasdaq: METG) a leading provider of information technology (IT) research, advisory services, and strategic consulting, announced today that the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the planned acquisition of META Group by Gartner, Inc (NYSE: IT and ITB).

On December 27, Gartner, Inc. and META Group announced they had entered into an agreement for Gartner to acquire META Group for $10 per share. Consummation of the merger remains subject to other customary closing conditions, including approval by META Group's stockholders.

About META Group
----------------
META Group is a leading provider of information technology research, advisory services, and strategic consulting. Delivering objective and actionable guidance, META Group's experienced analysts and consultants are trusted advisors to IT and business executives around the world. Its unique collaborative models and dedicated customer service help clients be more efficient, effective, and timely in their use of IT to achieve their business goals. Visit www.metagroup.com for more details on our high-value approach.

                                       ###
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Safe Harbor Statement
---------------------
Statements contained in this press release regarding the consummation and timing of the pending acquisition are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: failure to obtain the approval of META Group's stockholders of the pending acquisition or failure to satisfy other conditions to completion of the transaction described in META Group's filings with the Securities and Exchange Commission. These filings can be found on META Group's web site at www.metagroup.com and the SEC's Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and META Group disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Additional Information
----------------------
META Group has filed a preliminary proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT META GROUP AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of META Group seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by META Group with the SEC at the SEC's web site at www.sec.gov.. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to John Riley at 203-973-6700.

META Group's directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the META Group stockholders in connection with the proposed transaction. Information about META Group's directors and officers can be found in META Group's Proxy Statements and Annual Reports on
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Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.